Exhibit (a)(1)(C)

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of 3.125% Exchangeable Senior Notes due 2035 (the “Notes”) of Extra Space Storage LP or common stock, par value $0.01 per share, of Extra Space Storage Inc. (the “Company”), issuable on exchange of the Notes (the “Registrable Securities”), understands that the Company has filed or intends to file with the SEC a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, to be dated as of September 21, 2015 (the “Registration Rights Agreement”), among the Company, Extra Space Storage LP and the Initial Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling Securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners are encouraged to complete, execute and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling Securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Registrable Securities wishing to include its Registrable Securities must deliver to the Company a properly completed and signed Selling Securityholder Notice and Questionnaire.

Certain legal consequences arise from being named as selling Securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling Securityholder in the Shelf Registration Statement and the related prospectus.

Notice

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to Extra Space Storage Inc. of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3(b) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, Extra Space Storage LP and each of their respective directors and officers and each person, if any, who controls the Company or Extra Space Storage LP within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against some losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to Extra Space Storage Inc. and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Email address:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Registrable Securities.

	(a)		Number of shares of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:

	(b)		Number of shares of the Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

4.	Beneficial Ownership of other Extra Space Storage Inc. securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of Extra Space Storage Inc. other than the Registrable Securities listed above in Item (3).

	(a)		Type and amount of other securities beneficially owned by the Selling Securityholder:

	(b)		CUSIP No(s). of such other securities beneficially owned:

5.	Relationship with Extra Space Storage Inc.:

	(a)		Have you or any of your affiliates, officers, directors or principal equity holders (owners of (5% or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years.

		☐	Yes.

		☐	No.
	(b)		If so, please state the nature and duration of your relationship with the Company:

6.	(a)		Broker-Dealer Status
Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

		☐	Yes.

		☐	No.

Note that we will be required to identify any registered broker-dealer as an underwriter in the prospectus.
If so, please answer the remaining questions in this section.
If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder purchased its Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, the Company is required to identify you as an underwriter in the Shelf Registration Statement and related Prospectus.

	(b)	Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 5(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

		☐	Yes.

		☐	No.

If so, please answer the remaining questions in this section.
		(i)	Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

		(ii)	If the Notes were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances:

		(iii)	If the Selling Securityholder, at the time of its purchase of Registrable Securities, has had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its notes in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we must identify the Selling Securityholder as an underwriter in the prospectus.

7.	Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

	(a)	Is the Selling Securityholder a natural person?

		☐	Yes.

		☐	No.

	(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q, 8-K) with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

		☐	Yes.

		☐	No.

(c) State whether the Selling Securityholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended:

☐ Yes.

☐ No.

If a subsidiary, please identify the publicly held parent entity:

If you answered “No” to questions (a), (b) and (c) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:

*** PLEASE NOTE THAT THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS ***

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

8.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the- counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling Securityholder for purposes of the prospectus.

State any exceptions here:

Note:	In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of Extra Space Storage Inc.

The Company hereby advises each selling securityholder of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the selling securityholder will be deemed to be aware of the foregoing interpretation.

9.	Securities Received From Named Selling Securityholder:
Did the Selling Securityholder receive its Registrable Securities listed above in Item 3 as a transferee from selling securityholder(s) previously identified in the Shelf Registration Statement?

☐ Yes.

☐ No.

If so, please answer the remaining questions in this section.
(i)	Did the Selling Securityholder receive such Registrable Securities listed above in Item (3) from the named selling securityholder(s) prior to the effectiveness of the Shelf Registration Statement?
☐	Yes.
☐	No.
(ii)	Identify below the name(s) of the selling securityholder(s) from whom the Selling Securityholder received the Registrable Securities listed above in Item (3) and the date on which such securities were received.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

Pursuant to the Registration Rights Agreement, Extra Space Storage Inc. and Extra Space Storage LP have agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to provide any additional information Extra Space Storage Inc. may reasonably request and to promptly notify Extra Space Storage Inc. of any inaccuracies or changes in the information provided that may occur at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing by hand- delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

To the Company:	Extra Space Storage Inc. 2795 E. Cottonwood Parkway, Suite 300 Salt Lake City, UT 84121 Attention: Corporate Legal Counsel

In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to Extra Space Storage Inc., the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing this Notice and Questionnaire, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (7) above and the inclusion of such information in the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications. The undersigned understands that such information will be relied upon by Extra Space Storage Inc. without independent investigation or inquiry in connection with the preparation or amendment of the Shelf Registration Statement, the related prospectus and any state securities or Blue Sky applications.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by Extra Space Storage Inc., the terms of this Notice and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of Extra Space Storage Inc. and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Notice and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts-of-laws provisions thereof.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Beneficial Owner:

By:
Name:
Title:

Please return the completed and executed notice and questionnaire to:

Extra Space Storage Inc.

2795 E. Cottonwood Parkway, Suite 300 Salt

Lake City, UT 84121

Attention: Corporate Legal Counsel

[Signature Page to Selling Securityholder Notice and Questionnaire]